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EXHIBIT 5.1

[LETTERHEAD OF KUMMER KAEMPFER BONNER & RENSHAW
ATTORNEYS AT LAW]

November 14, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:	Herbst Gaming, Inc.
Registration Statement on Form S-4
10 3/4% Series B Senior Secured Notes due 2008

Ladies and Gentlemen:

    We have acted as counsel to Herbst Gaming, Inc., a Nevada corporation (the "Company"), and the Guarantors (as defined in the Indenture referred to herein) in connection with the filing by the Company of the referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission. The Registration Statement registers under the Act the proposed issuance of up to $170,000,000 aggregate principal amount of the Company's 10 3/4% Series B Senior Secured Notes due 2008 (the "Series B Notes") in exchange for the Company's outstanding 10 3/4% Series A Senior Secured Notes due 2008 (the "Series A Notes") and guarantees evidencing the Guarantors' joint and several guarantees of $170,000,000 aggregate principal amount of the Series B Notes (the "Guarantees"). The Series B Notes and related Guarantees are issuable, and the Series A Notes and related Guarantees were issued, under an Indenture dated as of August 24, 2001 (the "Indenture") among the Company, each of the Guarantors and The Bank of New York, as trustee (the "Trustee").

    In rendering the opinion set forth below, we have reviewed (a) the Registration Statement, (b) the Indenture, (c) the respective constituent documents of the Company and the Guarantors as amended to date, (d) certain records of the corporate proceedings of the Company and the Guarantors, (e) certificates of public officials, and (f) such records, documents, statutes and decisions as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of

Securites and Exchange Commission
November 14, 2001

all documents submitted to us as copies thereof. As to various questions of fact material to such opinions, we have relied upon resolutions of the Board of Directors.

    We have assumed for purposes of this opinion that the Indenture was duly authorized, executed and delivered by the Trustee and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

    On the basis of the foregoing and in reliance thereon, we are of the opinion that when: (i) the Registration Statement on Form S-4 covering the Series B Notes shall have become effective under the Securities Act of 1933, as amended (the "Act"); (ii) the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended; (iii) the securities, Blue Sky and gaming laws of certain states shall have been complied with; and (iv) the Series B Notes shall have been duly executed and delivered by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the terms of the Indenture, against surrender and cancellation of an identical principal amount of Series A Notes, the Series B Notes and related Guarantees will constitute valid and legally binding obligations of the Company and the Guarantors.

    The obligations of the Company and the Guarantors referred to in the preceding paragraph will be enforceable in accordance with their respective terms, except as the same may be limited by, and subject to (i) applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and (ii) by general principles of equity, whether enforcement is considered in a proceeding in equity or law, which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                      Sincerely,

                      /s/ Kummer Kaempfer Bonner & Renshaw

                      KUMMER KAEMPFER BONNER & RENSHAW

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EXHIBIT 5.1